EXHIBIT 4.1 ADDENDUM NO.4 TO INVESTMENT AGREEMENT DATED DECEMBER 10, 2001

                                  ADDENDUM # 4
               TO AN AGREEMENT MADE AND ENTERED ON 16 JANUARY 2000

 Made and entered on this 10 day of December 2001, by and among:

ACTIVEPOINT LTD.
Company No. 51-0255867-7
Poleg Industrial Park, Giborei Israel 20, Netanya, Israel 42504
(Hereinafter: the "COMPANY")

and

ONN TAVOR
I.D.056148745
of 10 Bet SHAMMAI St., Ramat Hasharon
(Hereinafter the "FOUNDER")

and

TOPSCHUTTER HOLDING B.V.
c/o Mr. Jean Paul Croisier, 61 Rue du Rhone
Geneve, Switzerland
(Hereinafter the "INVESTOR")

WHEREAS, the Parties have previously executed an Agreement dated January 16, 2000 (the "INVESTMENT AGREEMENT") and an Addendum thereto dated May 28, 2000 (the "FIRST ADDENDUM"), a second Addendum thereto dated February 01, 2001 (the "SECOND ADDENDUM"), and a third Addendum thereto dated July 29, 2001 (the "THIRD ADDENDUM") (the Investment Agreement, and the First, Second and Third Addendums shall be hereinafter referred to jointly as the "AGREEMENT"); and

WHEREAS, the parties wish to add to and/or amend the provisions of the Agreement, as set forth hereinafter in this fourth addendum (the" ADDENDUM");

 NOW, THEREFORE, in consideration of the premises, mutual agreements and covenants set forth below, the Parties agree:

1. Unless the context compels otherwise, the terms used in this Addendum shall bear the meanings ascribed thereto in the Investment Agreement

2. The Company and the Founder represent that upon completion of the investment stipulated under the Third Addendum by the Investor, and prior to the execution of the transaction stipulated herein, and further, prior to any additional investment or loan undertaken by the Investor with the approval of the founder as detailed herein, the holdings of the Company's share capital, on a fully diluted basis, shall be as listed hereunder (all Company shares bear a par value of NIS 0.1)





------------------------------------------------------------ ----------------------------
NAME OF SHAREHOLDER                                          HOLDINGS
------------------------------------------------------------ ----------------------------
------------------------------------------------------------ ----------------------------
a. The Founder 4841 Ordinary Shares
------------------------------------------------------------ ----------------------------
------------------------------------------------------------ ----------------------------
b.                                                           The Investor 2750
                                                             Ordinary Shares;
                                                             4095 Preferred
                                                             Shares (inclusive
                                                             of the 25 Preferred
                                                             Shares to which the
                                                             Investor is
                                                             entitled, in
                                                             accordance with the
                                                             Third Addendum, on
                                                             account of
                                                             conversion of
                                                             expenses borne
                                                             thereby, as
                                                             specified in
                                                             APPENDIX A, into
                                                             Company equity).
------------------------------------------------------------ ----------------------------
------------------------------------------------------------ ----------------------------
c.                                                           Target Technology
                                                             Center 1500
                                                             Ordinary Shares
                                                             (out of which 1000
                                                             shares are held in
                                                             trust for Company
                                                             employees, and an
                                                             additional 125
                                                             shares were held in
                                                             trust for Mr.
                                                             Azriel Kadim, and
                                                             are to be
                                                             transferred
                                                             thereto).
------------------------------------------------------------ ----------------------------
------------------------------------------------------------ ----------------------------
d. Daniel Eini 250 Ordinary Shares
------------------------------------------------------------ ----------------------------
------------------------------------------------------------ ----------------------------
e. Yitzhak Turkeltaub 250 Ordinary Shares
------------------------------------------------------------ ----------------------------
------------------------------------------------------------ ----------------------------
f.  SHIR H.Y.E.R. Holdings Ltd.                              250 Ordinary Shares
------------------------------------------------------------ ----------------------------
------------------------------------------------------------ ----------------------------
g.  Y.E.R.H. Trusts Ltd.                                     159 Ordinary Shares
------------------------------------------------------------ ----------------------------
------------------------------------------------------------ ----------------------------
h.  Dr. Sydney O'hara                                        Vested with option to purchase  127  Ordinary  Shares at
                                                             par value.
                                                             Options to purchase an  additional  254 Ordinary  Shares
                                                             in the aggregate,  at par value, will vest in accordance
                                                             with  the   provisions   of  the   Company's   agreement
                                                             therewith.
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
i.  Christopher Gare
                                                             Vested with option
                                                             to purchase 64
                                                             Ordinary Shares at
                                                             par value. Options
                                                             to purchase an
                                                             additional 128
                                                             Ordinary Shares in
                                                             the aggregate, at
                                                             par value, will
                                                             vest in accordance
                                                             with the provsions
                                                             of the Company's
                                                             agreement
                                                             therewith.
------------------------------------------------------------ ---------------------------------------------------------

Besides the foregoing, there are no additional outstanding Company shares, options to purchase shares, or other securities of any kind.

ESTABLISHMENT OF ACTIVEPOINT U.K.

3. The Company will established and incorporate a company in the United Kingdom (hereinafter: "ACTIVEPOINT U.K." or "AP U.K."), to be a wholly owned subsidiary of the Company, as soon as feasible subsequent to the execution of this Addendum, but not later than 45 days subsequent to the execution hereof AP U.K. will operate in accordance with the ActivePoint U.K. Operational Management and Structure Appendix, attached hereto as SCHEDULE A. INVESTOR'S INVESTMENT IN THE COMPANY

4. In addition to the Investor's previous investments in the Company, the Investor hereby undertakes to provide a further loan to the Company up to the amount of $75,000 ("'The First Loan") subject to and pursuant with the provisions hereof The First Loan is intended to be used by the Company as initial finance for the operations of AP U.K, and shall be used consistent with a budget to be prepared by the Company in conjunction with the Investor's representative (notwithstanding the foregoing, the Company shall have the overriding right to supervise and oversee the allocation of the First Loan funds to have access thereto, and to determine how they shall be expended, including, inter alia, to determine that a portion of the funds be utilized for different Company requirements, such as travel expenditures, etc., subject to the Investor's approval at all times). The Investor will convey the Loan to the Company monthly beginning December 2001, over a period of six months in equal amounts of $12,500.00 ("THE FIRST LOAN INSTALLMENTS") each, by way of a bank transfer directly to the bank account of AP U.K., the details of which will be provided by the Company, or via the Company's account in Israel. In the event that the Investor decides to terminate the providing of the First Loan installments he shall be required to provide the Company with a one month prior written notice to that effect and continue to pay the installments due be paid hereunder during that one full month period.

5. The Company shall issue the Investor a total of 536 Preferred Company Shares at their nominal value (NIS 0.1), which shall be issued thereto in six installments, subsequent to and commensurate with, the execution of each First Loan Installment. Following the execution of the initial First Loan Installment the Company shall issue to the Investor 91 Preferred Company Shares, while promptly following each of the five ensuing First Loan Installments the Company shall issue the Investor 89 Preferred Company Shares. Issuance of shares following each of the First Loan Installments shall be executed forthwith upon transfer to the Company of the First Loan Installment corresponding to such issuance pursuant to clause 4 here above and shall take place not later than fourteen (14) days from the date of said transfer.

6. In addition to the Investor's undertaking in Clause 4 above, the Investor hereby undertakes to provide a further loan to the Company up to the amount of $60,000 ("THE SECOND LOAN") subject to and pursuant with the provisions hereof The Second Loan is intended to be used by the Company as continued finance for the operations of AP Israel, and shall be used consistent with a budget to be prepared by the Company in conjunction with the Investor's representative (notwithstanding the foregoing, the Company shall have the overriding right to supervise and oversee the allocation of the Second Loan funds. to have access thereto, and to determine how they shall be expended, including, inter alia, to determine that a portion of the funds be utilized for different Company requirements, such as travel expenditures, etc., subject to the Investor's approval at all times). The Investor will convey the Second Loan to the Company monthly, beginning in December 2001, over a period of six months in equal amounts of $10,000.00 ("THE SECOND LOAN INSTALLMENTS") each, by way of a bank transfer to the bank account of AP Israel. In the event that the Investor decides to terminate the providing of the Second Loan installments he shall be required to provide the Company with a one month prior written notice to that effect and continue to pay the installments due be paid hereunder during that one full month period.

7.    In addition to the shares to be issued to the Investor in accordance with section 5 above, the Company shall issue the Investor a total of 428 Preferred Company Shares at their nominal value (NIS O. I), which shall be issued thereto in six installments subsequent to and commensurate with. the execution of each Second Loan Installment. Following the execution of the initial Second Loan Installment the Company shall issue to the Investor 73 Preferred Company Shares while promptly following each of the five ensuing Second Loan Insta1Iments the Company shall issue the Investor 71 Preferred Company Shares. Issuance of the shares pursuant to each of the Second Loan Insta1Iments shall be executed forthwith upon transfer to the Company of the Second Loan Insta1Iment corresponding to such issuance pursuant to clause 6 here above and shall take place not later than fourteen (14) days from the date of said transfer.

8. In addition to the foregoing subject to the execution of the First and Second Loans, the Investor shall likewise be entitled to receive the following: Subject to any taxes and mandatory payments imposed on the Company, (such as royalties due to the Israeli chief scientist), 25% of all amounts. in excess of an initial sum of U.S. $100,000 which is to remain in the Company, transferred from AP U.K. to the Company, up to a total amount equaling the nominal sum of the total of the First and Second Loans (free of interest and/or adjustment of any kind, i.e. U.S. $135,000) (the "LOAN REPAYMENT"). All such sums accrued on account of the Loan Repayment shall be transferred to the Investor immediately (within fourteen (14) working days) upon their actual receipt by the Company. The Investor shall harbor no claim towards the Founder personally and The Founder shall have no responsibility or liability whatsoever if the company fails to repay any of the loan installments provided by the investor hereunder

 9. Furthermore, in consideration of the Investor undertaking to make the First and Second Loans to the Company, the Investor shall be entitled to receive from the Company a further issue of 1,928 Preferred Company Shares at their nominal value (NIS 0.1). These shares shall be issued pro rata with and at the same time as, the First and Second Loan Installments being made in accordance with Clauses 4 and 6 above as follows:

 Following the execution of the initial First Loan Insta1Iment the Company shall issue to the Investor 180 Preferred Company Shares while promptly following each of the five ensuing First Loan Insta1Iments the Company shall issue the Investor 180 Preferred Company Shares.

 Following the execution of the initial Second Loan Installment the Company shall issue to the Investor 143 Preferred Company Shares, while promptly following each of the five ensuing Second Loan Installments the Company shall issue the Investor 141 Preferred Company Shares.

 Issuance of all above shares following each of the abovementioned loan installments shall be executed forthwith upon transfer to the Company of the relevant loan installment corresponding to such issuance pursuant to clause 4 and 6 here above and shall take place not later than fourteen (14) days from the date of said transfer.

 In addition and further to issuance of Preferred Shares to the investor as specified above, within 14 days following payment of the initial installments on account of the First Loan and Second Loan the Company shall issue the Investor 1250 Preferred Shares at their nominal value (NIS 0.1), in lieu of the option to purchase said shares in the sum of $175,000, as carried forward from
 Section 3 of the Second Addendum.

 FOUNDER'S COMPENSATION

10. The Company and the Investor consider that the Founder should receive adequate compensation for his agreement to work for the company at this stage notwithstanding the Company's bad financial condition, and as such, his shareholding should not be materially diluted. As a precondition of its further financial support, the Investor has required and the Company agrees that, the Founder is to receive 809 Ordinary Company Shares at their nominal value (NIS O. I), to be issued to the Founder as follows:

11. Following the execution of the initial First Loan Insta11ment, the Company shall issue to the Founder 73 Ordinary Shares, while promptly following each of the five ensuing First Loan Installments the Company shall issue the Founder 76 Ordinary Shares. Following the execution of the initial Second Loan Installment, the Company shall issue to the Founder 56 Ordinary Shares, while promptly following each of the five ensuing Second Loan Installments the Company shall issue the Founder 60 Ordinary Shares. Issuance of all above shares following each of the abovementioned loan installments, shall be executed forthwith upon transfer to the Company of the relevant loan installment corresponding to such issuance pursuant to clause 4 and 6 here above and shall take place not later than fourteen
      (14) days from the date of said transfer. 0.(1),

 . ,

 VESTING OF DR. SYDNEY O'HARA WITH OPTIONS, AND ADDITIONAL GRANT THERETO

12. Notwithstanding the provisions of the Company's agreement with Dr. Sydney O'Hara, the Company agrees that the vesting schedule stipulated therein shall be accelerated, and Dr. O'Hara shall hereby be vested with the full amount of options stipulated therein. Thus. in addition to the option to purchase 127 Ordinary Company Shares which have heretofore vested in Dr. O'Hara, he shall henceforth be vested with the option to purchase an additional 254 Ordinary Company Shares, totaling 381 Ordinary Company Shares, which Dr. O'Hara is vested with the right to purchase for their nominal value (NIS 0.1 per share, which is equivalent to a total of approximately $9.00 for the full total of381 shares). These options to be issued within 14 days from payment in full of the first installments on account of the First and Second Loans such that Dr, Sydney O'Hara shall be allocated the full 381 shares at that time.

13. In addition, Dr. O'Hara shall be granted options to purchase Ordinary Company Shares, at an am01mt equal to 25% of the options to which the Marketing Team of AP U.K. shall be entitled (which shall be derived from its performance), as stipulated in the agreements the Company intends to sign with the key members of the Marketing Team (a copy of which is appended hereto as SCHEDULE B). For avoidance of doubt, said members of the Marketing Team will have the right to receive one half of their remuneration in cash payments, and the remaining half in the form of options, and Dr. O'Hara's entitlement under this clause will be to receive an amount of options equal to 25% of the options to which the Marketing Team shall be entitled; i.e., Dr O'Hara shall be entitled to the equivalent of 12.5% of the total remuneration to which the said Marketing Team shall be entitled. The options granted Dr. O'Hara hereunder shall be exercisable at their nominal value. (NIS 0.1).

14. Following execution in full of all installments of the First and Second Loans and issuance of all shares to be issued to all parties mentioned herein, all in accordance with the terms of this Addendum, the holdings of the Company's share capital, on a fully diluted basis, shall be as listed in the "cap table" "SCHEDULE C" hereto.

15. Nothing in this agreement shall be construed as any waiver made on the part of the Founder with respect to shortfalls in salary due to the Founder from the Company.

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16.   Nothing in this agreement shall be construed as any waiver made on the part of the Investor or the Company with respect to the requirement for full compliance on the part of the Founder, with the relevant provisions of the Companies Law relating to duties and responsibilities imposed on directors and officers of a company.

17. The execution of this Addendum shall be subject to, inter alia" the approval of the Company shareholders. Subject to the provisions of this Addendum, the Agreement (including with respect to all special rights granted to the holders of the Preferred Shares) shall remain unaltered.

 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first above written:



 /S/ ONN TAVOR
--------------
 ACTIVEPOINT, LTD.

 BY: ONN TAVOR
 TITLE: CEO

 /S/ ONN TAVOR
--------------
 ONN TAVOR



 /S/ J.P. CROISIER
------------------
 TOPSCHUTTER HOLDING B.V.

 BY: /S/ J.P. CROISIER
-----------------------
 TITLE: DIRECTOR